Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 333-37082; 333-49780) of Exelon Corporation of our report dated June 26, 2000 relating to the financial statements of the PECO Energy Company Employee Savings Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Philadelphia, PA
June 29, 2001





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